FIRST AMENDMENT TO

UNIT PURCHASE AGREEMENT AND SECURED PROMISSORY NOTE

This First Amendment to Unit Purchase Agreement and Secured Promissory Note (this “Amendment”) is entered into as of September 16, 2026, by and among iQSTEL Inc., a Nevada corporation (“Buyer” or “Borrower”); Craig Span, an individual (“Seller” or “Lender”); Globetopper, LLC, a Delaware limited liability company (the “Company”); and IQSTEL Operating Holdings, Inc., a wholly owned subsidiary of Buyer (“IOH”). Buyer, Seller, the Company, and IOH are each referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Buyer is a party to the transactions described in the Recitals below in its capacity as the purchaser of membership interests in the Company and as the borrower under the Secured Promissory Note. Seller is a party to such transactions in his capacity as the seller of such membership interests and as the lender under the Secured Promissory Note. The Company joins this Amendment solely to acknowledge its terms and confirm the continuing effectiveness of the Operating Agreement. IOH joins this Amendment as the current record holder of the Transferred Membership Interest (as defined in the UPA), having received the same from Buyer pursuant to an internal corporate reorganization effective July 2, 2026, which was acknowledged and consented to by Seller.

WHEREAS, Buyer and Seller entered into that certain Unit Purchase Agreement dated May 29, 2025 (the “UPA”), pursuant to which Buyer agreed to purchase, and Seller agreed to sell, certain membership interests in the Company;

WHEREAS, in connection with the UPA, the parties entered into (i) that certain Secured Promissory Note dated June 30, 2025 (the “Note”), (ii) that certain Pledge Agreement dated June 30,

2025 (the “Pledge Agreement”), and (iii) that certain Operating Agreement effective July 1, 2025 (the “Operating Agreement” and, together with the UPA, the Note, and the Pledge Agreement, the “Transaction Documents”);

WHEREAS, under Section 2.2(e) of the UPA, Buyer was required to issue to Seller $500,000 in restricted common shares of Buyer (the “Buyer Shares”) at closing, and to deliver the Buyer Shares Grant Documentation pursuant to Section 5.1(c) of the UPA;

WHEREAS, the Buyer Shares were not issued and the Buyer Shares Grant Documentation was not delivered;

WHEREAS, the parties wish to resolve this matter by replacing the Buyer Shares obligation with a cash payment schedule, on the terms set forth herein;

WHEREAS, effective July 2, 2026, Buyer transferred its 510,000 Class A Units in the Company (the "Transferred Membership Interest") to IOH pursuant to an internal corporate reorganization. The parties confirm that such transfer did not release, impair, or modify the security interest created by the Pledge Agreement, and that IOH holds the Transferred Membership Interest subject to all existing obligations, liens, and security interests. Buyer remains liable for all obligations under the Transaction Documents, and IOH assumes all obligations of the holder of the Transferred Membership Interest, including the obligation to transfer such interest upon a Rescission (as defined herein);

WHEREAS, Craig Span and IOH, as the sole Members of the Company holding 100% of the outstanding Voting Units (as defined in the Operating Agreement), hereby approve and authorize this Amendment for all purposes under the Operating Agreement, including without limitation Sections

5.3(b) and 6.6 thereof, and confirm that the Requisite Interest (as defined in the Operating Agreement) has been obtained with respect to all matters contemplated hereby;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the applicable Transaction Document.

1.  Amendment to the Unit Purchase Agreement

1.1  Section 2.2(e) of the UPA is hereby amended and restated in its entirety to read as follows:

“(e) $500,000 in cash (the ‘Replacement Payment’), payable in accordance with the Note as amended by Section 3 of this Amendment (the ‘Amended Note’).”

1.2  Section 5.1(c) of the UPA (requiring delivery of the Buyer Shares Grant Documentation) is hereby deemed satisfied upon execution of this Amendment. For the avoidance of doubt, Buyer shall have no further obligation to issue the Buyer Shares or deliver the Buyer Shares Grant Documentation.

1.3  All references in Sections 2.2(e) and 5.1(c) of the UPA to the “Buyer Shares” or the “Buyer Shares Grant Documentation” shall be deemed references to the Replacement Payment and the payment obligations set forth in the Amended Note, as applicable. For the avoidance of doubt, this Section 1.3 shall not alter the meaning or application of any other provision of the UPA in which the terms "Buyer Shares" or "Buyer Shares Grant Documentation" appear, including without limitation Sections 6.2(d) and 8.3 of the UPA.

2.  Rescission Right

2.1  The following is hereby added as a new section of the UPA:

Rescission Right. If Buyer fails to make any Replacement Payment Installment when due under the Amended Note and such failure is not cured within thirty (30) days following written notice from Seller to Buyer (a “Payment Default”), Seller shall have the right, at Seller’s sole option, to elect one of the following remedies by written notice to Buyer and IOH: (A) rescind the transactions contemplated by the UPA (a “Rescission”), or (B) exercise all rights and remedies available under the Note, the Pledge Agreement, and applicable law, including without limitation acceleration of all unpaid Replacement Payment Installments, exercise of rights as a secured party under the Uniform Commercial Code, foreclosure on the Collateral, the confession of judgment provisions of Note Section 6(c), and indemnification under UPA Section 8.2 (“Monetary Enforcement”). Seller’s election of Rescission or Monetary Enforcement shall constitute a waiver of the other remedy with respect to the same Payment Default, provided that Seller’s rights and remedies with respect to any subsequent or separate default shall not be affected. For the avoidance of doubt, during the thirty (30) day notice and cure period, all of Seller’s rights and remedies under the Transaction Documents and applicable law shall remain in full force and effect, and the election requirement in this Section applies only after the cure period has expired without cure. If Seller intends to elect Rescission following a Payment Default, Seller shall deliver a written notice of such intent to Buyer (a “Rescission Notice”). Buyer shall then have an additional thirty (30) calendar days from receipt of the Rescission Notice to cure the Payment Default by making the missed Replacement Payment Installment in full, together with any other amounts then due. If the Payment Default remains uncured at the expiration of such additional thirty (30) day period, Seller may exercise the Rescission right by delivering written notice of election to Buyer. For the avoidance of doubt, this additional notice and cure period applies solely to the Rescission remedy and does not extend, modify, or otherwise affect the cure periods applicable to any other rights or remedies available under the Note, the Pledge Agreement, this Amendment, or applicable law, all of which shall be governed by their respective terms.

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Upon Seller’s written election to exercise the Rescission right set forth in this Section 2.1:

(a)                IOH (or Buyer, as applicable) shall, within ten (10) business days of Seller’s notice to Buyer of its election to exercise the Rescission right, transfer, assign, and deliver to Seller all of Buyer’s and IOH’s right, title, and interest in and to the Transferred Membership Interest (510,000 Class A Units equivalent to 51% of membership interest in the Company and all interest held by Buyer or IOH in the Company), free and clear of all Encumbrances, together with such instruments of transfer as Seller may reasonably request;

(b)                Seller shall have no obligation to return or refund any Replacement Payments or any other payments previously received from Buyer;

(c)                Seller shall not be required to return, transfer, or otherwise make available any Buyer Shares, as no Buyer Shares were issued;

(d)                Any remaining unpaid balance of the Replacement Payment shall be deemed forgiven and discharged upon completion of the transfer of the Transferred Membership Interest back to Seller ;

(e)                Upon completion of the transfer described in clause (a), the parties shall execute mutual releases with respect to the obligations arising under Section 2.2(e) of the UPA (as amended hereby) and the Replacement Payment obligations under the Amended Note; provided that such releases shall not extend to any other obligations or liabilities under the Transaction Documents;

(f)                 Upon a Rescission, all obligations of either party with respect to the Earn-Out Payments under Sections 2.2(f) and 2.3 of the UPA shall be deemed terminated and released, and neither party shall have any further obligation with respect thereto;

(g)                The Rescission right and the Monetary Enforcement right are alternative remedies as set forth above. Seller’s election of one shall not affect any rights or remedies available to Seller with respect to any other default or any obligations under the Transaction Documents other than the Replacement Payment obligations;

(h)                The obligations of Buyer and IOH under this Section 2.1 (including the obligation to transfer the Transferred Membership Interest) shall be subject to specific performance in accordance with Section 9.10 of the UPA, and each of Buyer and IOH acknowledges that monetary damages alone would not be an adequate remedy for a failure to perform such obligations; and

(i)                  The Rescission shall not require any restatement, adjustment, or reversal of distributions, allocations, Capital Account entries, or payments made prior to the date of Rescission. Each party shall retain any amounts previously received, whether as distributions with respect to such party’s Units or as payments under the Transaction Documents, and no party shall have any obligation to return, credit, or offset any such amounts in connection with the Rescission.

3.  Amendment to the Secured Promissory Note

3.1  The Note is hereby amended to add the following payment obligations. In addition to (and independent of) any amounts previously due or paid under the Note, Borrower shall pay to Lender an additional amount of $500,000 in cash, as the Replacement Payment as follows:

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(a)                $80,000 due within five (5) business days of execution of this Amendment (the “Initial Payment”);

(b)                $70,000 due on the first business day of each of the six (6) consecutive calendar months following the month in which the Initial Payment is made.

Each such payment is a “Replacement Payment Installment” and, collectively, the “Replacement Payment.”

3.2  Each Replacement Payment Installment shall be made by wire transfer of immediately available funds to an account designated in writing by Lender.

3.3  The Replacement Payment obligations set forth in this Section 3 shall constitute “Obligations” as defined in Section 3 of the Pledge Agreement and shall be secured by the Collateral on the same terms and with the same priority as all other Obligations thereunder.

3.4  Any failure by Borrower to make a Replacement Payment Installment when due, if not cured within thirty (30) days following written notice from Lender, shall constitute an Event of Default under the Note. Upon such Event of Default, all remaining unpaid Replacement Payment Installments shall, at the option of Lender and in Lender’s sole discretion, become immediately due and payable, provided that Lender shall first deliver a written notice of intent to accelerate to Borrower and Borrower shall have an additional thirty (30) calendar days from receipt of such notice to cure the Payment Default by making the missed Replacement Payment Installment in full, together with any other amounts then due, before acceleration becomes effective. If the Payment Default remains uncured at the expiration of such additional thirty (30) day period, acceleration shall take effect automatically without further notice. Lender shall be entitled to exercise all rights and remedies available under the Note, the Pledge Agreement, and applicable law. For the avoidance of doubt, the confession of judgment provisions set forth in Section 6(c) of the Note shall apply to any Event of Default arising from a failure to make any Replacement Payment Installment, and Lender may exercise such rights with respect to all outstanding Replacement Payment Installments and any other amounts due under this Amendment or the Note. The exercise of remedies under this Section 3.4 shall be subject to the election provisions set forth in Section 2.1 of this Amendment.

3.5  The maturity date of the Note is hereby extended to the date that is forty-five (45) days following the due date of the final Replacement Payment Installment.

3.6  All other terms and conditions of the Note, including without limitation the provisions of Sections 5 and 6 thereof, shall remain in full force and effect and shall apply to the Replacement Payment obligations as if originally set forth therein.

4.  Pledge Agreement Confirmation

4.1  The parties acknowledge and confirm that the Pledge Agreement remains in full force and effect and has not been terminated, modified, or waived except as expressly set forth herein. The Replacement Payment obligations set forth in Section 3 of this Amendment constitute “Obligations” as defined in Section 3 of the Pledge Agreement and are secured by the Collateral on the same terms and with the same priority as all other Obligations thereunder. IOH acknowledges that it holds the Transferred Membership Interest subject to the Pledge Agreement and all security interests created thereunder, and IOH assumes all obligations of the holder of the Transferred Membership Interest, including the obligation to transfer such interest upon a Rescission (as defined herein). Buyer remains liable for all obligations under this Amendment, the Note (as amended hereby), and the Pledge Agreement.

4.2  No release, termination, or discharge of the Pledge Agreement or any Collateral shall occur until all Replacement Payment Installments have been paid in full. Upon confirmed receipt by Seller of all

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Replacement Payment Installments in full, the Pledge Agreement and all security interests and liens created thereunder shall automatically terminate, and Seller shall, within fifteen (15) business days of such confirmed receipt, execute and deliver to Buyer and IOH (i) a release of claims arising under or related to Section 2.2(e) of the UPA (as amended hereby), the Buyer Shares obligation, the Replacement Payment obligations, and the Breach Notice, and (ii) instruments necessary to confirm the termination of the Pledge Agreement and all related UCC financing statements, in each case substantially in the form attached hereto as Exhibit A. The execution and delivery of such instruments shall serve as confirmation of the termination, and any delay in executing those documents shall not extend the Pledge Agreement or prevent its automatic termination. For the avoidance of doubt, such release shall not extend to any obligations or liabilities arising under any other provision of the Transaction Documents.

4.3  For the avoidance of doubt, upon an Event of Default arising from a failure to make any Replacement Payment Installment when due (after expiration of the applicable notice and cure period set forth in Section 3.4 of this Amendment), Secured Party shall be entitled to exercise all rights and remedies available under the Pledge Agreement, including without limitation those set forth in Sections 9 and 12 thereof, and under applicable law.

5.  Cure of Existing Breach

5.1  The parties acknowledge that Seller delivered written notice of breach to Buyer on September 3, 2026 (the “Breach Notice”) in connection with Buyer’s failure to issue the Buyer Shares and deliver the Buyer Shares Grant Documentation as required by UPA Sections 2.2(e) and 5.1(c).

5.2  The cure period under the Breach Notice is hereby extended through September 17, 2026 to allow for execution of this Amendment.

5.3  Upon execution of this Amendment by all parties and receipt by Lender of the Initial Payment, the breach identified in the Breach Notice shall be deemed cured, and the Breach Notice shall be deemed withdrawn. For the avoidance of doubt, such cure and withdrawal shall not affect or limit Seller’s rights under this Amendment (including, without limitation, the Rescission right set forth in Section 2) or under any other Transaction Document in the event of any subsequent default or Event of Default. For further clarity, the cure of the breach under this Section 5.3 shall not be construed as a waiver, release, or limitation of any rights or remedies arising from a failure to make any Replacement Payment Installment when due, all of which shall be governed exclusively by Sections 2, 3, and 4 of this Amendment.

6.  General Provisions

6.1  Ratification. Except as expressly amended by this Amendment, all terms, conditions, covenants, representations, and warranties contained in the UPA, the Note, the Pledge Agreement, and the Operating Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

6.2  Conflict. In the event of any conflict between this Amendment and any Transaction Document, the terms of this Amendment shall control.

6.3  Governing Law. This Amendment shall be governed by and construed in accordance with (a) the laws of the State of Delaware with respect to matters arising under or relating to the UPA, and (b) the laws of the Commonwealth of Pennsylvania with respect to matters arising under or relating to the Note and the Pledge Agreement, in each case without regard to conflicts of law principles, consistent with the governing law provisions of the applicable Transaction Documents.

6.4  Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic means (including PDF or other electronic signature) shall be effective as delivery of a manually executed original.

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6.5  Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.6  Representations and Authority. Buyer represents and warrants that it has obtained all necessary corporate and board approvals to execute, deliver, and perform this Amendment and that the person executing this Amendment on behalf of Buyer has full authority to bind Buyer to the terms hereof. Each Party represents that the execution, delivery, and performance of this Amendment does not conflict with or result in a breach of any agreement, instrument, order, or decree to which such Party is bound. Buyer represents and warrants that, as of the date hereof, the Pledged Units (as defined in the Pledge Agreement) remain free and clear of all liens, security interests, encumbrances, and adverse claims of any kind other than the security interest created by the Pledge Agreement, and that Buyer has not granted, created, or permitted any lien or encumbrance on the Pledged Units in violation of Section 8 of the Pledge Agreement or otherwise. Buyer acknowledges and agrees that the $500,000 Replacement Payment represents a fair and negotiated resolution of the parties' dispute regarding the Buyer Shares obligation and waives any defense to the Replacement Payment obligations (including in any enforcement, collection, or rescission proceeding) based on the market value of the Buyer Shares or the value the Buyer Shares would have had if issued at closing. The Company and each of its Members, by executing this Amendment, confirm that the Requisite Interest under the Operating Agreement has been obtained and that this Amendment has been duly authorized for all purposes under the Operating Agreement, including Sections 5.3(b) and 6.6 thereof. In addition and for the avoidance of doubt, Buyer covenants that it will cause IQSTEL Operating Holdings, Inc. to take all actions necessary to effectuate any transfer of the Transferred Membership Interest required under this Amendment, including upon Seller’s exercise of the Rescission right, and to take all actions necessary with regards to Buyer’s performance of its obligations hereunder. IOH represents and warrants that it has the authority to execute this Amendment and to perform its obligations hereunder, including the obligation to transfer the Transferred Membership Interest upon a Rescission, and that the execution and performance of this Amendment does not conflict with any agreement to which IOH is a party or by which it is bound.

6.7  Notices. All notices required or permitted under this Amendment shall be in writing and shall be delivered in accordance with Section 6(f) of the Note. For the avoidance of doubt, notices delivered by email (with confirmation of receipt and a copy sent by nationally recognized overnight courier) to the addresses set forth on the signature pages of the Transaction Documents shall constitute effective notice under this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Unit Purchase Agreement and Secured Promissory Note as of the date first written above.

BUYER:

iQSTEL Inc., a Nevada corporation

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: CEO

IOH:

IQSTEL OPERATING HOLDINGS, INC.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: CEO

SELLER:

/s/ Craig Span

Craig Span, individually

ACKNOWLEDGED AND AGREED AS TO THE TERMS HEREOF: COMPANY:

Globetopper, LLC, a Delaware limited liability company

By: /s/ Craig Span

Name: Craig Span

Title: CEO

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